SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  November 12, 1996



                                   PAGES, INC.
       __________________________________________________________________

                         Commission File Number 0-107475

        Incorporated - Delaware      IRS Identification Number 34-1297143




              801 94th Avenue North, St. Petersburg, Florida  37702



        Registrant's telephone number, including area code (813) 578-3300

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Item 5.   OTHER EVENTS

     On Tuesday, November 12, 1996, the Company filed a Form 10 under section 12
(g) of the Securities Exchange Act of 1934, for the spin-off of C A Short Company, a wholly-owned subsidiary, to its stockholders. It is anticipated that PAGES, Inc. common shareholders will receive 1.5 shares of C A Short Company common stock for every ten shares of PAGES, Inc. common stock owned. C A Short Company, based in Shelby, North Carolina, is engaged in the recognition awards business. Evaluation by management has determined that the proposed spin-off would be in the best interests of the Company's stockholders. The decision by the Company's Board of Directors is subject to certain conditions, including receiving a fairness opinion from an investment banker and approval of necessary regulatory authorities. It is anticipated that the spin-off will be effective within ninety days after the Form 10 filing.

      The Company announced on Thursday, November 14, 1996, a loss of $1,373,999 ($0.25 per share) from continuing operations and a loss of $735,846 ($0.13 per share) from discontinued operations for a combined net loss of $2,109,845 ($0.38 per share) on revenues of $3,361,165 for the third quarter ended September 30, 1996. The loss was anticipated due to the seasonal nature of the Company's business that closely correlates to the school year. This compares to a loss of $1,844,786 ($0.36 per share) from continuing operations and a loss of $1,014,757 ($0.20 per share) from discontinued operations for a combined net loss of $2,859,543 ($0.56 per share) on revenues of $6,074,458 for the third quarter ended September 30, 1995.

      For the nine months ended September 30, 1996, the Company had income of $60,748 ($0.01 per share) from continuing operations and a loss of $746,848 ($0.14 per share) from discontinued operations for a combined net loss of $686,100 ($0.13 per share) on revenues of $19,452,583. This compares to a loss of $2,695,367 ($0.55 per share) from continuing operations and a loss of $1,584,873 (0.33 per share) from discontinued operations for a combined net loss of $4,280,240 ($0.88 per share) on revenues of $32,375,439 for the nine months ended September 30, 1995. The decline in revenues for the three and nine months ended September 30, 1996 is due to the disposition of the United Kingdom and Canadian distribution channels in March, 1996, the phase out of Read Aloud Book Club and certain other children's literature distribution channels in the third quarter of 1995, and a reduction in the number of domestic book fair events held. The Company continues to focus on gaining market share in the domestic book fair market by investing in broader products and services offered to its customer base. The discontinued operations reflected in the third quarter of 1996 represent the operations of C A Short Company.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 20,1996       PAGES, Inc.
       ----------------       -----------------------------
                              (Registrant)



                         By: /s/ Randall J. Asmo
                             ------------------------------
                             Randall J. Asmo
                             Principal Financial and Accounting Officer


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November 19, 1996

VIA: Overnight U.P.S.


NASDAQ Operations
3rd Floor
1735 K Street, N.W.
Washington, D.C.  20006

To Whom This May Concern:


Enclosed herewith for filing, please find five (5) complete copies of the Form 8-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for PAGES, Inc.

I  have enclosed a copy of this transmittal letter and a self-addressed, stamped
envelope.   Please file stamp this letter and return it to me at  your  earliest convenience.


Sincerely,




Patricia E. McMaster
Controller